UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/27/2008

Bluegreen Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-19292

MA	03-0300793
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, FL 33431
(Address of principal executive offices, including zip code)

561-912-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 27, 2008, the Company entered into a $75.0 million revolving timeshare receivables hypothecation facility (the "Facility") with a syndicate of lenders led by Liberty Bank and assembled by Wellington Financial. The Facility provides for a 90% advance on eligible receivables pledged under the facility during a two-year period ending on August 27, 2010, subject to customary terms and conditions. Amounts borrowed under the Facility and interest incurred will be repaid as cash is collected on the pledged receivables, with the remaining balance being due on August 27, 2014. The Facility bears interest at the one-month LIBOR plus 2.5%, subject to a floor of 5.75%. As of the date of this filing, no amounts were outstanding under the Facility.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bluegreen Corporation

Date: August 29, 2008	By:	/s/ ANTHONY M. PULEO
Anthony M. Puleo
Senior Vice President, Chief Financial Officer & Treasurer